Exhibit 99.1

INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Unaudited Pro Forma Balance Sheet as of March 1, 2022	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

F-1

A SPAC I ACQUISITION CORP.

PRO FORMA BALANCE SHEET

March 1, 2022

	March 1,	Pro Forma Adjustments		As Adjusted
	2022	(Unaudited)		(Unaudited)
Assets
Cash	$1,025,000	$—		$1,025,000
Prepaid expense	281,405	—		281,405
Total current assets	1,306,405	—		1,306,405

Cash held in trust account	60,600,000	9,000,000	(a)	69,690,000
		270,000	(b)
		(180,000	)(c)
Total Assets	$61,906,405	$9,090,000		$70,996,405

Liabilities, Shares Subject to Redemption and Shareholders’ Deficit
Accrued offering costs and expenses	$278,113	$—		$278,113
Due to related party	95,774	—		95,774
Over-allotment option liability	62,985	(62,985	)(d)	—
Promissory note - related party	400,000	—		400,000
Total current liabilities	836,872	—		773,887

Deferred underwriting fee payable	2,100,000	315,000	(c)	2,415,000
Total Liabilities	2,936,872	252,015		3,188,887

Commitments and Contingencies

Class A ordinary shares subject to possible redemption, 6,000,000 shares at conversion value of $10.10 per share	60,600,000	9,000,000	(a)	69,690,000
		90,000	(b)
Shareholders’ Deficit
Preference shares, no par value; 1,000,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares, no par value; 100,000,000 shares authorized; 1,794,000 issued and outstanding (excluding 6,900,000 subject to possible redemption) (1)	—	—		—
Class B ordinary shares, no par value; 100 shares authorized; one share issued and outstanding	—	—		—
Accumulated deficit	(1,630,467)	180,000	(b)	(1,882,482)
		(495,000	)(c)
		62,985	(d)
Total Shareholders' Deficit	(1,630,467)	(252,015)		(1,882,482)
Total Liabilities, Shares Subject to Redemption, and Shareholders’ Deficit	$61,906,405	$9,090,000		$70,996,405

(1)	Shares have been retroactively restated to reflect a share repurchase and subscription. On June 7, 2021, we issued 2,875,000 Class B ordinary shares to our sponsor for an aggregate purchase price of $25,000 or approximately $0.01 per share. On July 19, 2021, 2,874,999 Class B ordinary shares were repurchased and cancelled at an aggregate repurchase price of $25,000 or approximately $0.01 per share, resulting in one Class B ordinary share in issue after the repurchase. On the same day, we issued 2,300,000 Class A ordinary shares to our sponsor for an aggregate purchase price of $25,000, or approximately $0.01 per share. Subsequently, on January 14, 2022, our sponsor surrendered for no consideration and we canceled 575,000 of such Class A ordinary shares, resulting in 1,725,000 Class A ordinary shares remaining outstanding.

The accompany notes are an integral part of the pro forma financial statement.

F-2

A SPAC I ACQUISITION CORP.

NOTE TO PRO FORMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of A SPAC I Acquisition Corp. (the “Company”) as of March 1, 2022, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on March 1, 2022 as described below.

On February 17, 2022, the Company consummated the initial public offering (“IPO”) of 6,000,000 units (the “Public Units”), which excludes the over-allotment option in the amount of 900,000 Public Units, at $10.00 per Public Unit, generating gross proceeds of $60,000,000. Simultaneously with the closing of the IPO, the Company sold to its Sponsor, A SPAC (Holdings) Acquisition Corp., 2,875,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant, generating total proceeds of $2,875,000.

The Company granted the underwriters a 45-day option to purchase up to 900,000 additional Units to cover over-allotments, if any. On March 1, 2022, the underwriters fully exercised the over-allotment option and purchased 900,000 units (the “Over-allotment Units”) at a price of $10.00 per Unit, generating gross proceeds of $9,000,000. Upon the closing of the Over-allotment on March 1, 2022, the Company consummated the sale of additional 270,000 Private Placement Warrants (the “Additional Private Placement Warrants”) with the Sponsor at a price of $1.00 per Private Warrant, generating total proceeds of $270,000.

Upon closing of the IPO, the Private Placement Warrants, the sale of the Over-allotment Units and the sale of the Additional Private Placement Warrants, a total of $69,690,000 ($10.10 per Unit) was placed in a U.S.-based trust account with Continental Stock Transfe r& Trust acting as trustee.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$9,000,000
	Class A ordinary shares subject to possible redemption		$9,000,000
	To record sale of 900,000 Over-allotment Units at $10.00 per Unit

(b)	Cash held in trust account	$270,000
	Additional paid-in capital		$180,000
	Class A ordinary shares subject to possible redemption		90,000
	To record sale of 270,000 Additional Private Placement Warrants at $1.00 per Private Warrant

(c)	Additional paid-in capital	$495,000
	Cash held in trust account		$180,000
	Deferred underwriting fee payable		$315,000
	To record payment of cash underwriting fee and deferred underwriting fee arising from sale of Over-allotment Units

(d)	Over-allotment option liability	$62,985
	Additional paid-in capital		$62,985
	To adjust over-allotment option liability as a result exercise of the underwriters’ over-allotment option

F-3